E X H I B I T   2 1

                       LIST OF SUBSIDIARIES OF THE COMPANY

All subsidiaries are wholly-owned.

                                                                                Date of
                                                   Place of                  Incorporation
Name                                            Incorporation                or Acquisition
Automated Language Processing Systems, Ltd.        Canada                   November 17, 1986
a.l.p. Services, Inc.                              Utah, USA                November 25, 1987
A.L.P. SERVICES SARL                               France                   November 30, 1987
INTERDOC SARL                                      France                   November 30, 1987
Automated Language Processing Services, Ltd.       England                  December 2, 1987
ALPNET GmbH                                        Germany                  January 11, 1988
ALPNET Canada Inc.                                 Canada                   January 15, 1988
Dr. W.D. Haehl GmbH                                Germany                  January 29, 1988
Interlingua Group Ltd.                             England                  March 31, 1988
ALPNET U.K. Ltd.                                   England                  March 31, 1988
Interlingua S.L.                                   Spain                    March 31, 1988
Interlingua Language Services Ltd.                 Hong Kong                March 31, 1988
ALPNET Singapore Pte. Ltd.                         Singapore                March 31, 1988
ALPNET Ireland Ltd.                                Ireland                  August 18, 1995
AOLI Network Technology Ltd.                       China                    December 12, 1995
ALPNET Netherlands BV                              The Netherlands          February 12, 1996
ALPNET Belgium                                     Belgium                  September 16, 1996
ALPNET Computype                                   England                  January 31, 1997

Note:    The Company's Korean and Japanese operations are branches of ALPNET, Inc.